EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement Nos. 333-195929, 333-195930, 333-217090, 333-226872, 333-232146, 333-256231, 333-272459 and 333-272461 on Form S-8 of our reports dated April 9, 2024, relating to the financial statements of InfuSystem Holdings, Inc. and the effectiveness of InfuSystem Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
April 9, 2024

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